Exhibit 1.3

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED AT-THE- MARKET SALES AGREEMENT

May 7, 2026

Piper Sandler & Co.

350 North 5th Street, Suite 1000

Minneapolis, Minnesota 55401

BTIG, LLC

350 Bush St, 9th Floor

San Francisco, CA 94104

Ladies and Gentlemen:

This Amendment No. 1 to the Amended and Restated At-the-Market Sales Agreement (this “Amendment”) is entered into as of the date first written above by Personalis, Inc., a Delaware corporation (the “Company”), and Piper Sandler & Co. and BTIG, LLC (each a “Sales Agent” and together the “Sales Agents”), that are parties to that certain Amended and Restated At-the-Market Sale Agreement, dated December 27, 2024 (the “Original Agreement”).

All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement.

The parties, intending to be legally bound, hereby amend the Original Agreement as follows:

1. Section 6(s) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

Independent Accountants. BDO USA, P.C., which has expressed its opinion with respect to the financial statements of the Company filed with the Commission and included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and as required by the Securities Act.

2. Section 6(gg) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

Anti-Corruption. (i) Neither the Company nor any of its Subsidiaries or controlled affiliates, nor any director, officer or employee thereof, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or controlled affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its Subsidiaries, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (b) the UK Bribery Act 2010, or (c) any other applicable anti-corruption law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”); (ii) the Company and its Subsidiaries and controlled affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws.

3. Section 6(hh) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its Subsidiaries (collectively, the “Anti-Money Laundering Laws”).

4. Section 6(ii) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

Sanctions. (i) Neither the Company nor any of its Subsidiaries, nor any director, officer or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is 50% or more owned or otherwise controlled by a Person that is:

a.

the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

b.

located, organized or resident in a country or territory that is the subject of country-wide or territory-wide Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran and North Korea) (each a “Sanctioned Country”);

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

a.	to fund or facilitate any activities or business of or with any Sanctioned Country or with any Person that, at the time of such funding or facilitation, is the subject of applicable Sanctions;

b.	to fund or facilitate any money laundering or terrorist financing activities; or

c.

in any other manner that would result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and

(iii) Since April 24, 2019, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or a Sanctioned Country, respectively.

5. A new Section 6(jj) is hereby added to the Original Agreement and all subsequent sections are hereby renumbered accordingly:

Regulatory Laws. The Company and its Subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws, or Sanctions, is pending or, to the knowledge of the Company, threatened. The Company and its Subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

6. A new Section 6(kk) is hereby added to the Original Agreement and all subsequent sections are hereby renumbered accordingly:

Outbound Investment Security Program. Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engage in or plan to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

7. The notice parties for the Sales Agents in Section 13 of the Original Agreement are hereby deleted in its entirety and replaced with the following:

Piper Sandler & Co.

U.S. Bancorp Center

350 North 5th Street, Suite 1000

Minneapolis, Minnesota 55401

Attention: Piper Legal

Email: LegalCapMarkets@psc.com

BTIG, LLC

350 Bush St, 9th Floor

San Francisco, CA 94104

Attention: Equity Capital Markets

Email: BTIGUSATMTrading@btig.com

with copies (which shall not constitute notice) to:

BTIG, LLC

65 East 55th Street

New York, New York 10022

Attention Equity Capital Markets: BTIGUSATMTrading@btig.com

With a copy which shall not constitute notice to:

General Counsel and Chief Compliance Officer: BTIGCompliance@btig.com and

IBLegal@btig.com

Carrie Taylor: Ctaylor@btig.com

and:

Davis Polk & Wardwell LLP

900 Middlefield Road, Suite 200

Redwood City, CA 94063

Attention: Alan F. Denenberg and Beth LeBow

Email: alan.denenberg@davispolk.com and beth.lebow@davispolk.com

Facsimile: (650) 752-3604

8. A new Section 22 titled “Recognition of the U.S. Special Resolutions Regimes” is hereby added to the Original Agreement:

a. In the event that a Sales Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Sales Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

b. In the event that a Sales Agent is a Covered Entity and such Sales Agent or a BHC Act Affiliate of such Sales Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Sales Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

c. For purposes of this Section 20; (a) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

9. With respect to Schedule 3:

(i)	The contact for Ariella Gomolin (agomolin@btig.com) is hereby deleted in its entirety and replaced with Jordan Rose (jrose@btig.com).

(ii)	The contact for Brenna Cummings (bcummings@btig.com) is hereby deleted in its entirety and replaced with Joseph Jacques (jjacques@btig.com).

10. Miscellaneous:

(i)

All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement, unless amended otherwise herein.

(ii)

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH OF THE COMPANY AND THE SALES AGENTS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED BY THE ORIGINAL AGREEMENT.

(iii)

EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH THIS AMENDMENT, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AMENDMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

(iv)

This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile, electronic mail or other transmission method as permitted by applicable law, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Amendment shall have the same validity and effect as a signature affixed by the party’s hand.

If the foregoing correctly sets forth the understanding between the Company and the Sales Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Original Agreement between the Company and the Agent.

[Signature Page Follows]

Very truly yours,

PIPER SANDLER & CO.

By:	/s/ Connor Leahey
Name:	Connor Leahey
Title:	Director

BTIG, LLC

By:	/s/ Mark Secrest
Name:	Mark Secrest
Title:	Managing Director

ACCEPTED as of the date first-above written:

PERSONALIS, INC.

By:	/s/ Aaron Tachibana
Name:	Aaron Tachibana
Title:	Chief Financial Officer and Chief Operating Officer

[Signature Page to Amendment No. 1 to the Amended and Restated At-the-Market Sales Agreement]